UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2024

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, on September 27, 2024, Beyond Air, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) for a secured loan with certain lenders including its Chief Executive Officer Steven Lisi and director Robert Carey (collectively, the “Lender”). The Term Sheet was approved by each of the Company’s independent and disinterested directors, following the receipt of a recommendation from an independent investment bank.

On November 1, 2024, the Company entered into a Loan and Security Agreement (the “Agreement”) with the Lender to memorialize the provisions of the Term Sheet. The Agreement provides for a $11,500,000 loan (the “Loan”). The Loan bears interest at a rate per annum (subject to increase during an event of default) equal to 15% of which 3% shall be payable in cash and 12% payable in kind through June 30, 2026 and thereafter all in cash. If not earlier repaid in full, the outstanding principal amount of the Loan, together with any accrued and unpaid interest, shall be due and payable on October 4, 2034.

On a quarterly basis commencing October 1, 2026, to the extent that 8% of net sales (the “Royalty Interest”) for the immediately preceding fiscal quarter exceeds the amount of interest accrued for such fiscal quarter, then after giving effect to such interest payment and any other expenses due and owing on such date to Lender, the Company shall repay the principal amount of the Loan in cash in an amount equal to the lesser of (x) such difference and (y) the outstanding principal amount of the Loan on such date. If, on a quarterly basis commencing October 1, 2026, the amount of the Royalty Interest for the immediately preceding fiscal quarter is less than the amount of accrued interest due payable on the Loan for such fiscal quarter (the amount of such shortfall, the “Quarterly Interest Shortfall”), then a portion of the interest payment on any such interest payment date equal to the lesser of 100% of such interest payment and such Quarterly Interest Shortfall shall be paid in cash at a rate of 3% per annum and in kind at a rate of 12% per annum.

The Company’s obligations under the Agreement are secured by substantially all of the Company’s assets. The Agreement also includes events of default customary for financings of this type, in certain cases subject to customary periods to cure, following which the Lender may accelerate all amounts outstanding under the Loan. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Also as previously disclosed, in connection with the Loan the Company issued to each of Mr. Lisi and Mr. Cary warrants (the “Warrants”) to purchase up to 3,295,544 and 9,886,633 shares of common stock, respectively, at an exercise price of $0.3793 per share. The Warrants may be exercised in whole or in part for a period of five years following shareholder approval of an increase in the Company’s authorized common stock. The Warrants (and the shares of common stock underlying the Warrants) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act. The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1*	Loan and Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules to this exhibit have been omitted because the registrant has determined that the information is both not material and is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: November 6, 2024	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title:	Chief Executive Officer